As filed with the Securities and Exchange Commission on January 6, 2004

                                                   REGISTRATION NO. 333-________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     ---------------------------------------

                    FIRST COMMONWEALTH FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

             PENNSYLVANIA                                6021                                25-1428528
             ------------                                ----                                ----------
    (State or other jurisdiction of          (Primary Standard Industrial       (I.R.S. Employer Identification No.)
    incorporation or organization)            Classification Code Number)


                              OLD COURTHOUSE SQUARE
                              22 NORTH SIXTH STREET
                                INDIANA, PA 15701
                                 (724) 349-7220

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  PITTSBURGH FINANCIAL CORP. STOCK OPTION PLAN
                  --------------------------------------------
                PITTSBURGH FINANCIAL CORP. 2000 STOCK OPTION PLAN
                -------------------------------------------------
                            (Full Title of the Plans)

                            DAVID R. TOMB, JR., ESQ.
                             SECRETARY AND TREASURER
                    FIRST COMMONWEALTH FINANCIAL CORPORATION
                              22 NORTH SIXTH STREET
                           INDIANA, PENNSYLVANIA 15701
                                 (724) 349-7220

  (Name, address, including zip code and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed            Proposed
                                                                       maximum              maximum             Amount of
             Title of each class of                 Amount to       offering price         aggregate          registration
          securities to be registered           be registered (1)     per share       offering price (1)         fee (1)
          ---------------------------           -----------------   --------------    ------------------      ------------


Common stock, $1.00 par value                       62,322 (2)        $6.82 (3)           $425,036                $34

         (1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Pittsburgh Financial Corp. Stock Option Plan and the Pittsburgh Financial Corp. 2000 Stock Option Plan (collectively, the "Plans") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $1.00 par value per share ("Common Stock"), of the Registrant.

         (2) Represents shares currently reserved for issuance pursuant to the Plans.


         (3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options to purchase 62,322 shares of Common Stock which are outstanding under the Plans as of the date hereof.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I of this Form is included in documents sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by First Commonwealth Financial Corporation (the "Company" or the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

-        Annual Report on Form 10-K for the year ended December 31, 2002;

- Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

- Current Reports on Form 8-K filed on April 17, 2003, July 17, 2003, July 29, 2003, August 12, 2003, October 23, 2003, December 5, 2003 and
         December 12, 2003; and

- The description of the Registrant's common stock set forth in the Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

Recent Developments

In the Corporation's Form 10-Q dated September 30, 2003, the Corporation disclosed that it had and has automobile leases that might not qualify as financing leases pursuant to the recently released SEC Staff Interpretation Topic D-107, and that the Corporation was in process of analyzing the impact of the Staff Interpretation. The Corporation has subsequently determined that Topic D-107 will apply. Management is in the process of determining the effects of applying the Staff Interpretation to its leases. If the Corporation determines that the effects on the financial statements are material, the Corporation will restate prior period financial statements, as permitted, not later than the fiscal quarter beginning January 1, 2004.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Registrant's common stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of common stock offered pursuant to the Plans will be passed upon by Tomb & Tomb, Indiana, Pennsylvania. David R. Tomb, Jr., Esq. is Senior Vice

President, Secretary and Treasurer of the Registrant and beneficially owns, or has rights to acquire under our employee benefit plans, an aggregate of approximately 1.2% of the Registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Indemnification under the Registrant's Bylaws. The Registrant's Bylaws require the Registrant to indemnify its directors and officers against expenses and liabilities to the fullest extent permitted by law. Any director or officer who is made, or threatened to be made, a party to any claim, action, suit or proceeding by reason of such person being or having been a director or officer of the Registrant or a subsidiary of the Registrant, or by reason of the fact that such person is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or other representative of another corporation or entity, will be entitled to indemnification. The Bylaws further provide that such indemnification is not exclusive of any other rights to which such individual may be entitled under the Bylaws, any agreement, charter provision, vote of shareholders or directors, or otherwise.

         Indemnification under the PBCL. The Pennsylvania Business Corporation Law ("PBCL") authorizes indemnification of a director or officer against expenses and liabilities if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification may be made only upon a determination that indemnification of the director or officer is proper under the circumstances because the director or officer has met this standard of care. The determination may be made:

         (1) by the board of directors of the Registrant by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

         (2) if such a quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3) by the Registrant's shareholders.

Notwithstanding the above, to the extent that a director or officer has been successful on the merits or otherwise in defense of any action or proceeding, or in defense of any claim, issue or matter in any such action or proceeding, such person is entitled to indemnification against expenses (including attorneys' fees) actually and reasonably incurred by in connection with the action or proceeding.

         Limitation of Liability under the Registrant's Bylaws. The Registrant's Bylaws provide that no director or officer of the Registrant will be liable by reason of having been a director or officer of the Registrant if the person performs his or her duties in good faith and in a manner reasonably believed to be in the best interests of the Registrant. This standard will be satisfied if the person acted without self-dealing, willful misconduct or recklessness.

         Directors' and Officers' Liability Insurance. The Registrant maintains directors' and officers' liability insurance with a $25 million limit per year. The Registrant pays annual premiums and expenses relating to the policy of approximately $192,000 per year.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index and Exhibits at the end of this Registration
Statement.

 ITEM 9. UNDERTAKINGS.

         1.       The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Borough of Indiana, Commonwealth of Pennsylvania, on January 6, 2004.

                                  First Commonwealth Financial Corporation


                                  By: /s/ Joseph E. O'Dell
                                     ____________________________________
                                  Name:   Joseph E. O'Dell
                                  Title:  President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John J. Dolan and David R. Tomb, Jr., and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                     TITLE                                          DATE

/s/ Joseph E. O'Dell
___________________________                   President and Chief Executive                  January 6, 2004
Joseph E. O'Dell                              Officer/Director

/s/ John J. Dolan
___________________________                   Executive Vice President and Chief             January 6, 2004
John J. Dolan                                 Financial Officer

___________________________                   Chairman of the Board
E. James Trimarchi

/s/ David S. Dahlmann
___________________________                   Director                                       January 6, 2004
David S. Dahlmann

SIGNATURE                                     TITLE                                          DATE


___________________________                   Director
James W. Newill

/s/ John A. Robertshaw, Jr.
___________________________                   Director                                       January 6, 2004
John A. Robertshaw, Jr.

___________________________                   Director
Laurie Stern Singer

/s/ Alan R. Fairman
___________________________                   Director                                       January 6, 2004
Alan R. Fairman

/s/ Ray T. Charley
___________________________                   Director                                       January 6, 2004
Ray T. Charley

/s/ Edward T.  Cote
___________________________                   Director                                       January 6, 2004
Edward T.  Cote

/s/ Johnston A. Glass
___________________________                   Director                                       January 6, 2004
Johnston A. Glass

/s/ Dale P. Latimer
___________________________                   Director                                       January 6, 2004
Dale P. Latimer

/s/ David R. Tomb, Jr.
___________________________                   Director                                       January 6, 2004
David R. Tomb, Jr.

                                    EXHIBITS

EXHIBIT                          DESCRIPTION
  NO.
5.1             Opinion of Tomb & Tomb regarding the validity of the securities

23.1            Consent of Deloitte & Touche LLP

23.2            Consent of Tomb & Tomb (included as part of Exhibit 5.1)

24.1            Power of Attorney (included as part of Signature pages)

99.1            Pittsburgh Financial Corp. Stock Option Plan

99.2            Pittsburgh Financial Corp. 2000 Stock Option Plan